Exhibit 4.4

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”) dated as of June 19, 2015, among TISHMAN CONSTRUCTION CORPORATION OF NEW YORK, a Delaware corporation (the “New Guarantor”), a subsidiary of AECOM (formerly AECOM Technology Corporation), a Delaware corporation (the “Company”), the Company and U.S. Bank National Association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Company and certain subsidiaries of the Company listed in Schedule I attached hereto (the “Existing Guarantors”) have heretofore executed and delivered to the Trustee an Indenture, dated as of October 6, 2014 (as amended and supplemented from time to time, the “Indenture”), providing for the issuance of the Company’s 5.750% Senior Notes due 2022 (the “2022 Notes”) and 5.875% Senior Notes due 2024 (the “2024 Notes” and, together with the 2022 Notes, the “Notes”);

WHEREAS Section 4.18 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company’s obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01(a)(7) of the Indenture, the Trustee and the Company are authorized to execute and deliver this Third Supplemental Indenture without the consent of holders of the Notes;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.                                             AGREEMENT TO GUARANTEE.  The New Guarantor hereby agrees, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article Ten of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.

2.                                             RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

3.                                             GOVERNING LAW.  THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.                                              TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or the Subsidiary Guarantee for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantor and the Company. All of the provisions contained in the Indenture in respect of the rights, privileges, protections, immunities, powers and duties of the Trustee shall be applicable in respect of this Third Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

5.                                             COUNTERPARTS.  The parties may sign any number of copies of this Third Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original Third Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

6.                                           EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not effect the construction thereof.

[Signature page follows]

2

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

TISHMAN CONSTRUCTION CORPORATION OF NEW YORK

By:	/s/ Preston Hopson
Name: Preston Hopson
Title: Assistant Secretary

Signature Page to Supplemental Indenture

AECOM

By:	/s/ Preston Hopson
Name: Preston Hopson
Title: Assistant Secretary

Signature Page to Supplemental Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Bradley E. Scarbrough
Name: Bradley E. Scarbrough
Title: Vice President

Signature Page to Supplemental Indenture

Schedule I

AECOM GOVERNMENT SERVICES, INC.	URS FEDERAL SERVICES, INC.

AECOM TECHNICAL SERVICES, INC.	URS FEDERAL SERVICES INTERNATIONAL, INC.

TISHMAN CONSTRUCTION CORPORATION	URS FOX US LP

AMAN ENVIRONMENTAL CONSTRUCTION, INC.	URS GLOBAL HOLDINGS, INC.

B.P. BARBER & ASSOCIATES, INC.	URS GROUP, INC.

CLEVELAND WRECKING COMPANY	URS HOLDINGS, INC.

E.C. DRIVER & ASSOCIATES, INC.	URS INTERNATIONAL, INC.

EG&G DEFENSE MATERIALS, INC.	URS INTERNATIONAL PROJECTS, INC.

FORERUNNER CORPORATION	URS NUCLEAR LLC

LEAR SIEGLER LOGISTICS INTERNATIONAL, INC.	URS OPERATING SERVICES, INC.

RUST CONSTRUCTORS INC.	URS PROFESSIONAL SOLUTIONS LLC

URS ALASKA, LLC	URS RESOURCES, LLC

URS CONSTRUCTION SERVICES, INC.	WASHINGTON DEMILITARIZATION COMPANY, LLC

AECOM GLOBAL II, LLC	WASHINGTON GOV’T ENVIRONMENTAL SERVICES COMPANY

URS CORPORATION	WGI GLOBAL INC.

URS CORPORATION GREAT LAKES	AECOM C&E, INC.

URS CORPORATION SOUTHERN	AECOM SERVICES, INC.

URS CORPORATION-NEW YORK	AECOM SPECIAL MISSIONS SERVICES, INC.

URS CORPORATION-NORTH CAROLINA	AECOM USA, INC.

URS CORPORATION-OHIO	EDAW, INC.

URS E&C HOLDINGS, INC.	MT HOLDING CORP.

URS ENERGY & CONSTRUCTION, INC.	MCNEIL SECURITY, INC.

URS FS COMMERCIAL OPERATIONS, INC.	THE EARTH TECHNOLOGY CORPORATION (USA)